Exhibit 99.1

2010 *Second Quarter*
APPLE REIT NINE

JUNE 30, 2010

Hampton Inn & Suites

Dear Shareholder

GLADE M. KNIGHT

Apple REIT Nine, Inc. began its fundraising efforts on April 25, 2008, and since that time, a remarkable $1.57 billion in total gross proceeds has been raised. To date, we have acquired 48 Marriott®- and Hilton®-branded hotels with 5,927 guestrooms in 21 states and 111 parcels of land that are leased to a third party, and we have entered into purchase contracts for seven additional hotels. I am optimistic that 2010 will be marked by tremendous growth, as the hotel industry is showing signs of improvement and we continue to pursue advantageous buying opportunities.

Since March 31, 2010, Apple REIT Nine has acquired 10 hotels. In the month of April, we acquired the 121-room Hampton Inn & Suites® conveniently located near Miami’s International Airport on Doral Boulevard. We also acquired the 169-room Embassy Suites® in midtown Anchorage, Alaska; the 126-room Homewood Suites by Hilton® in Rogers, Arkansas, convenient to numerous corporate headquarters; the 186-room Hampton Inn & Suites® in downtown Boise, Idaho; and the 126-room Hampton Inn & Suites® in St. Louis, Missouri. At the end of May, we added the 200-room Hampton Inn & Suites® in the heart of Bricktown, a local hot spot in Oklahoma City, Oklahoma. During July, we acquired a new 140-room TownePlace Suites® by Marriott® in Fort Worth, Texas; a 134-room Hilton Garden Inn® in West Monroe, Louisiana; a new 107-room Hilton Garden Inn® in the growing market of Silver Spring, Maryland; and a 153-room Hilton Garden Inn® in Lafayette, Louisiana.

Although many hotels within the Apple REIT Nine portfolio were new at the time of our acquisition and several opened their doors for the first time this year, operations for the second quarter were similar to industry and brand averages. For the three-month period ending June 30, 2010, our hotels reported an average occupancy rate of 68 percent and for the six-month period ending June 30, 2010, 65 percent. Average daily rate (ADR) for the second quarter of this year was $103 and for the first half of the year was $102. Revenue per available room (RevPAR) was $70 and $66, respectively. Apple REIT Nine is currently within its fundraising and acquisition phase. Many of the hotels in our portfolio are in the process of getting established within their respective markets. As such, year-over-year comparisons will become more meaningful over time, as our period of ownership grows.

Funds from operations (FFO) for the second quarter of this year totaled $15.5 million, or $0.13 per share. For the six-month period ending June 30, 2010, FFO equaled $27.1 million, or $0.24 per share. Dividends paid during the second quarter totaled $0.22 per share, the equivalent of an 8 percent annualized return based on an $11 share price. Our management team and Board of Directors continue to closely monitor hotel operations and projected long-term performance as compared to distributions. We are committed to maximizing shareholder value and confident our steady and conservative approach to hotel ownership and capital management will enable us to meet our goals over the long term.

With our all-cash purchasing strategy, our team continues to aggressively seek new real estate acquisitions that we believe will grow the value of your investment over time. I am confident in the long-term success of our program and I believe we are well-poised to benefit, both in terms of hotel performance and acquisitions, if market conditions improve this year. As always, thank you for your investment in Apple REIT Nine.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended June 30, 2010	Three months ended June 30, 2009	Six months ended June 30, 2010	Six months ended June 30, 2009

REVENUES
Room revenue	$32,252	$19,195	$56,345	$35,832
Other revenue	3,375	2,313	5,758	4,359

Total hotel revenue	$35,627	$21,508	$62,103	$40,191
Rental revenue	5,343	5,076	10,640	5,076

Total revenue	$40,970	$26,584	$72,743	$45,267

EXPENSES
Direct operating expense	$9,726	$5,512	$17,315	$10,366
Other hotel operating expenses	13,741	8,564	24,901	16,241
General and administrative	1,765	1,059	3,075	1,898
Depreciation	6,851	3,736	12,549	6,388
Acquisition related costs	3,349	1,435	5,500	2,463
Interest expense, net	220	545	304	628

Total expenses	$35,652	$20,851	$63,644	$37,984

NET INCOME
Net income	$5,318	$5,733	$9,099	$7,283

Net income per share	$0.04	$0.10	$0.08	$0.14

FUNDS FROM OPERATIONS (A)
Net income	$5,318	$5,733	$9,099	$7,283
Depreciation of real estate owned	6,851	3,736	12,549	6,388
Acquisition related cost	3,349	1,435	5,500	2,463

Funds from operations	$15,518	$10,904	$27,148	$16,134

Straight-line rental income	1,546	1,469	3,011	1,469

Modified FFO	$13,972	$9,435	$24,137	$14,665

FFO per share	$0.13	$0.19	$0.24	$0.31
Modified FFO per share	$0.11	$0.16	$0.21	$0.28

WEIGHTED-AVERAGE SHARES OUTSTANDING	122,696	58,320	113,781	51,972

OPERATING STATISTICS
Occupancy	68%	67%	65%	66%
Average daily rate	$103	$108	$102	$111
RevPAR	$70	$72	$66	$73
Number of hotels	44	27
Dividends per share	$0.22	$0.22	$0.44	$0.44

Balance Sheet Highlights (Unaudited)

(In thousands)	June 30, 2010	December 31, 2009

ASSETS
Investment in real estate, net	$907,610	$687,509
Cash and cash equivalents	358,261	272,913
Other assets	29,861	22,091

Total assets	$1,295,732	$982,513

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$58,059	$58,688
Other liabilities	6,142	6,420

Total liabilities	64,201	65,108
Total shareholders’ equity	1,231,531	917,405

Total liabilities & shareholders’ equity	$1,295,732	$982,513

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principals – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization, plus costs associated with the acquisition of real estate. Modified funds from operations (MFFO) excludes rental revenue earned, but not received during the period or “straight-line” rent. The company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2010 and the results of operations for the interim periods ended June 30, 2010. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Nine, Inc. 2009 Annual Report.

Market Diversity
Portfolio of hotels

STATE / CITY
ALABAMA
Dothan, Troy
ALASKA
Anchorage
ARIZONA
Tucson
ARKANSAS
Rogers
CALIFORNIA
Clovis (2), Santa Clarita (4)
COLORADO
Pueblo
FLORIDA
Fort Lauderdale, Miami, Orlando (2), Panama City, Panama City Beach
GEORGIA
Albany
IDAHO
Boise
LOUISIANA
Baton Rouge, Lafayette, Monroe
MARYLAND
Silver Spring
MINNESOTA
Rochester
MISSISSIPPI
Hattiesburg
MISSOURI
St. Louis
NORTH CAROLINA
Charlotte, Durham, Jacksonville
OHIO
Cleveland/Twinsburg
OKLAHOMA
Oklahoma City
PENNSYLVANIA
Pittsburgh
TENNESSEE
Jackson (2), Johnson City
TEXAS
Austin (2), Austin/Round Rock, Beaumont, Dallas/Allen (2), Dallas/Duncanville, Dallas/Lewisville, Fort Worth, Frisco, Houston
VIRGINIA
Bristol

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

Corporate Profile

Apple REIT Nine, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Embassy Suites Hotels®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. As of July 30, 2010, the Apple REIT Nine portfolio consisted of 48 hotels with 5,927 guestrooms in 21 states and 111 parcels of land leased to a third party.

Mission

Apple REIT Nine, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: HAMPTON INN & SUITES, MIAMI, FL

BACK: SPRINGHILL SUITES, BATON ROUGE, LA; COURTYARD, JACKSON, TN

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “Marriott®,” “Residence Inn® by Marriott®,” “SpringHill Suites® by Marriott” and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Nine, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Nine offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Embassy Suites Hotels®,” “Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Nine, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Nine offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.